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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference the Registration Statement on Form S-8 (Nos. 333-72533, 333-80721, 333-80725 and 333-55848) of
First Virtual Communications, Inc. (formerly, FVC.COM, Inc.) of our report dated January 23, 2001, except for Note 11 for which the date is March 14, 2001 and
Note 13 for which the date is March 22, 2001, relating to the consolidated financial statements of First Virtual Communications, Inc., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 30, 2001